EXHIBIT 10.2

                                 AMENDMENT NO. 2
                                       TO
                                LICENSE AGREEMENT


    AMENDMENT NO. 2 TO LICENSE AGREEMENT made as of this 12th day of June, 1997 by and between YALE UNIVERSITY, a corporation organized and existing under and by virtue of a charter granted by the general assembly of the Colony and State of Connecticut and located in New Haven, Connecticut ("YALE"), and VION PHARMACEUTICALS, INC. (f/k/a OncoRx Inc.), a corporation organized and existing under the laws of the State of Delaware and with principal offices located in New Haven, Connecticut ("LICENSEE").

                              W I T N E S S E T H:

         WHEREAS, YALE and LICENSEE are parties to a License Agreement dated August 31, 1994, under which YALE exclusively licensed to LICENSEE a series of YALE owned inventions relating to potential anti-tumor and anti-viral compounds; and

         WHEREAS, YALE and LICENSEE amended the License Agreement pursuant to an Agreement dated November 15, 1995 to make an additional patent subject to the License Agreement and provide the terms of compensation to YALE therefor; and

         WHEREAS, YALE and LICENSEE wish to amend the License Agreement, as amended, to reduce the earned royalties payable on Sublicense Income, and to make certain other changes to the License Agreement;

         WHEREAS, LICENSEE will issue to YALE certain shares of its Common Stock in consideration therefor;

         NOW, THEREFORE, in consideration of the premises and of the mutual covenants herein contained and for other good and valuable consideration, receipt of which is hereby acknowledged, YALE and LICENSEE hereby agree as follows:

         1. LICENSEE shall issue to YALE on the date hereof 100,000 shares of Common Stock, $.01 par value of LICENSEE. LICENSEE agrees to include such shares in the next registration statement filed (other than a registration statement on Form S-8 or any similar form) by LICENSEE with the Securities and Exchange Commission.



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         2.  Section  1.6 of the  License  Agreement  shall  be  deleted  in its entirety and shall now read as follows:

         "1.6 "SUBLICENSE INCOME" shall mean the gross amount received by LICENSEE, directly or indirectly, for or on account of sublicenses of any of the rights granted hereunder, without deduction of any kind except taxes in the nature of sales, use, ad valorem and similar taxes; provided, however, SUBLICENSE INCOME shall not in any case include any amounts received by LICENSEE, directly or indirectly, as payments for work which has been performed or which is to be performed by LICENSEE at the specific direction of a SUBLICENSEE, such payments not being creditable against future royalty payments and provided, further, that research or clinical milestone payments, which are made pursuant to collaboration or similar arrangements with other companies shall not constitute SUBLICENSE INCOME for purposes hereof."

         3. A new Section 1.11 shall be added to the License Agreement and shall read as follows:

         "1.11 "MILESTONE INCOME" shall mean the gross amount received by LICENSEE, directly or indirectly, for or on account of research or clinical milestones, which are made pursuant to collaboration or similar arrangements with other companies."

         4. Section 4.3 of the License Agreement shall be deleted in its entirety and shall now read as follows:

         "4.3 In addition, LICENSEE shall pay to YALE EARNED ROYALTIES as follows:

      A.  For Licensed Products Shown in Exhibit B:
Four percent (4%) of NET SALES of One Hundred Million per year or less and Five Percent (5%) of NET SALES greater than One Hundred Million per year and Twenty per cent (20%) of SUBLICENSE INCOME;

      B.  For Licensed Products Shown in Exhibit C:
Five percent (5%) of NET SALES of One Hundred Million per year or less and Six percent (6%) of NET SALES greater than One Hundred Million per year and Twenty percent (20%) of SUBLICENSE INCOME; and/or

      C. For Licensed Products shown on either Exhibit B or Exhibit C: Twenty percent (20%) of MILESTONE INCOME."



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         5.  Article  XIV of the  License  Agreement  shall  be  deleted  in its entirety and shall now read as follows:

                              "ARTICLE XIV NOTICES

     Any notice required by this Agreement shall be sent by Registered or Certified U.S. Mail, or by a nationally recognized overnight delivery service or by facsimile with a copy sent by Registered or Certified U.S. Mail, and shall be deemed delivered if sent to the following addresses of the respective parties or such other address as is furnished by proper notice to the other party:

TO YALE:                                         TO VION PHARMACEUTICALS, INC.:
Director                                         Vion Pharmaceuticals, Inc.
Office of Cooperative Research                   4 Science Park
Yale University                                  New Haven, CT 06511
 Suite 401                                       Attn: President and CEO
246 Church St.
New Haven, Ct 06510

         6. Except as expressly amended hereby, the License Agreement, as amended to date, remains unchanged and in full force and effect.


     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed in duplicate originals by their duly authorized representatives.

YALE UNIVERSITY                     VION PHARMACEUTICALS, INC.



By:/s/                              By:/s/
Name: Gregory E. Gardiner           Name: Thomas Mizelle
Title: Director, OCR                Title: Vice President Operations




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